Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Severn Bancorp, Inc.

Annapolis, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-156343) and Forms S-8 (No. 333-152657, No. 333-133242, and No. 333-232280) of Severn Bancorp, Inc. of our report dated March 16, 2020 relating to the consolidated financial statements of Severn Bancorp, Inc., which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

March 31, 2021